Exhibit 99.1


[ARTISOFT LOGO]


ARTISOFT ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL YEAR 2003

CAMBRIDGE, MA - OCTOBER 24, 2002 - Artisoft, Inc. (NASDAQ: ASFT), developer of the first software-based phone system, today reported its financial results for the first quarter of fiscal year 2003, ended September 30, 2002.

Artisoft reported net sales of $1.4 million and a net loss of $2.5 million. These results compare to net sales of $1.5 million and a net loss of $1.8 million for the fourth quarter of fiscal year 2002. The gross profit for the first quarter of fiscal year 2003 was 97% compared to 94% in the fourth quarter of fiscal year 2002. A highlight of the first quarter was a 75% increase in TeleVantage sales to end-users over the first quarter of 2001.

Operating expenses were $3.8 million in the first quarter compared with $3.2 million in the fourth quarter of fiscal year 2002. In the course of a review of the company's stock plans, it was determined that due to a technical compliance issue, the company may have a tax liability with respect to past option exercises. Although the company is still analyzing this issue, it has established a reserve of approximately $.7 million with respect to this potential liability.

In the first quarter of fiscal year 2003 the company recorded a non-cash dividend of $2.0 million relating to a change in value of its Common Stock purchase warrants issued in 2001 and the beneficial conversion feature on its Series B Preferred Stock. The adjustment results from the dilutive impact of the Common Stock financing completed on September 27, 2002. The applicable loss per common share in the first quarter of fiscal year 2003 was $.28. Excluding the non-cash dividend, the loss per common share was $.16 in the first quarter. The comparable loss in the fourth quarter of fiscal year 2002 was $.11.

Artisoft has applied to have its Common Stock listing transferred to the NASDAQ SmallCap Market. NASDAQ has advised the company that trading on this market will commence on October 25, 2002.

"We are pleased by the results of the first quarter, especially the 75% increase in TeleVantage sales to end users versus a year ago," said Steve Manson, Artisoft's president and CEO. "The industry's shift away from proprietary hardware-based phone systems to open software-based systems is gaining momentum and Artisoft is well-positioned to be a leader in this emerging high-growth market."

"During the next quarter we expect to complete two transitions that should make the success we are having more visible," continued Manson. "As reported earlier, we should begin recognizing revenue from our OEM agreement with Toshiba upon the release of TeleVantage 5.0. In addition, we expect to begin distributing our software to our channel via a real-time on-line licensing mechanism, which will eliminate the need for channel inventories. Upon completing these transitions, Artisoft's financial results will effectively mirror the sell-through of our end
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user TeleVantage licenses, eliminating the fluctuations caused by OEM contracts, changing inventories and rotation reserves."

Artisoft will hold a conference call at 4:45 p.m. (ET) today to discuss the first quarter of fiscal year 2003 financial results. The conference call will be broadcast live via the Internet at http://www.artisoft.com/corpcalls.html.

ABOUT ARTISOFT

Artisoft, Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Designed specifically for small to midsize businesses, corporate branch offices, and call centers, Artisoft's TeleVantage delivers greater functionality, flexibility and value than proprietary PBXs. Artisoft's innovative software products have received more than 30 industry awards including "Product of the Year," "Best of Show," and "Editors' Choice" by NETWORK MAGAZINE, COMMUNICATIONS SOLUTIONS EXPO and CUSTOMER INTER@CTION SOLUTIONS MAGAZINE. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website, http://www.artisoft.com.

                                      # # #

Artisoft and TeleVantage are registered trademarks of Artisoft, Inc. All other company and product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

FORWARD-LOOKING STATEMENTS:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects. The following factors, among others, could cause actual results to differ materially from those described in these forward- looking statements: The availability of additional financing on terms acceptable to the Company or at all, risks associated with the Company's strategic alliances, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with integration and administration of acquired operations, capacity and supply constraints or difficulties and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filing on Form 10-K.

FOR ADDITIONAL INFORMATION, CONTACT:

FINANCIAL COMMUNITY:                    MEDIA COMMUNITY:
Michael O'Donnell                       Mary Ellen Collins
617-354-0600 x228                       617-354-0600 x342
modonnell@artisoft.com                  mcollins@artisoft.com

TABULAR INFORMATION FOLLOWS:
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                         ARTISOFT, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                           Three Months Ended
                                                             September 30,
                                                          --------------------
                                                            2002        2001
                                                          --------    --------
Net revenue:
  Product                                                 $  1,357    $  1,398
  Services                                                      --          20
                                                          --------    --------
    Total net revenue                                        1,357       1,418

Cost of sales:
  Product                                                       36         221
  Services                                                      --          12
                                                          --------    --------
    Total cost of sales                                         36         233

Gross profit:
  Product                                                    1,321       1,177
  Services                                                      --           8
                                                          --------    --------
    Total gross profit                                       1,321       1,185

Operating expenses:
      Sales and marketing                                    1,392       1,570
      Product development                                      800       1,141
      General and administrative                             1,653       1,244
                                                          --------    --------
        Total operating expenses                             3,845       3,955
                                                          --------    --------

Loss from operations                                        (2,524)     (2,770)

Other income, net                                               22          58
                                                          --------    --------

      Net loss                                              (2,502)     (2,712)
                                                          --------    --------

Dividend to Series B preferred stock                        (2,006)     (2,379)

Loss applicable to common stock                           $ (4,508)   $ (5,091)
                                                          ========    ========

Net loss applicable to common stock-Basic and Diluted     $  (0.28)   $  (0.32)
                                                          ========    ========

Weighted average common shares outstanding-Basic
  and Diluted                                               15,929      15,731
                                                          ========    ========
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                         ARTISOFT, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

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                                                                           SEPTEMBER 30,   JUNE 30,
                                                                               2002          2002
                                                                             ---------     ---------
                                                                             UNAUDITED      Audited
ASSETS

Current Assets:
  Cash and cash equivalents                                                  $   6,749     $   6,020
  Receivables:
    Trade accounts, net of allowances of $121 and $118
      at September, 2002 and June 2002, respectively                             1,217         1,199
    Other receivables                                                                1            --
  Inventories                                                                        2            14
  Prepaid expenses                                                                 169           274
                                                                             ---------     ---------
      Total current assets                                                       8,138         7,507
                                                                             ---------     ---------
Property and equipment                                                           3,510         3,480
  Less accumulated depreciation and amortization                                (2,842)       (2,682)
                                                                             ---------     ---------
      Net property and equipment                                                   668           798
                                                                             ---------     ---------
Other assets                                                                       203           257
                                                                             ---------     ---------
                                                                             $   9,009     $   8,562
                                                                             =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                           $     362     $     376
  Accrued liabilities                                                            2,313         1,569
  Deferred revenue                                                                 929           578
  Reserve for Stock Rotation                                                       954           940
                                                                             ---------     ---------
      Total current liabilities                                                  4,558         3,463
                                                                             ---------     ---------

Commitments and contingencies                                                       --            --

Shareholders' equity:
  Preferred stock, $1.00 par value.  Authorized 11,433,600 shares;
    issued 2,800,000 Series B shares at September 30, 2002                       2,800         2,800
  Common stock, $.01 par value.  Authorized 50,000,000 shares;
    issued 31,071,413 shares at September 30, 2002
    and 29,166,613 at June 30, 2002                                                311           292
  Additional paid-in capital                                                   108,295       106,460
  Accumulated deficit                                                          (37,171)      (34,669)
  Less treasury stock, at cost, 13,320,500 shares at September 30,
    2002 and June 30, 2002                                                     (69,784)      (69,784)
                                                                             ---------     ---------
      Net shareholders' equity                                                   4,451         5,099
                                                                             ---------     ---------
                                                                             $   9,009     $   8,562
                                                                             =========     =========
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